UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM 8-K
                    -----------------------------------

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                    -----------------------------------

                              FEBRUARY 7, 2006
                               Date of Report

                              FEBRUARY 1, 2006
                      Date of Earliest Event Reported
                    -----------------------------------

                           TELEWEST GLOBAL, INC.
           (Exact name of registrant as specified in its charter)

      DELAWARE              000-50886            59-3778247
   (State or other       (Commission File     (I.R.S. Employer
   jurisdiction of           Number)         Identification No.)
  incorporation or
    organization)
                         160 GREAT PORTLAND STREET
                       LONDON W1W 5QA, UNITED KINGDOM
                  (Address of principal executive offices)

                              +44-20-7299-5000
            (Registrant's telephone number, including area code)

                               NOT APPLICABLE
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Telewest Communications Group Limited ("TCG"), a subsidiary of Telewest Global, Inc. ("Telewest"), has entered into an employment agreement, dated as of January 31, 2006, with Malcolm Wall (the "Employment Agreement"), pursuant to which Mr. Wall has agreed to serve as Chief Executive Officer of Telewest's Content Division. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 1, 2006, Telewest announced the appointment of Malcolm Wall as Chief Executive Officer of its Content Division. The terms and conditions of Mr. Wall's employment are evidenced by the Employment Agreement, dated as of January 31, 2006, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Employment Agreement, TCG has agreed to provide Mr. Wall with the following compensation:

     o    A base salary of GBP 350,000 per year.

     o An annual bonus opportunity of from 0% to 150% of base salary, to be paid in the discretion of TCG based upon performance; if the objectives are fully achieved, the bonus would be 75% of base salary.

     o Following the combination of Telewest and NTL Incorporated, Mr. Wall will be granted an option to purchase 150,000 shares of common stock of the new public company (subject to the approval of the new public company's compensation committee). This option will be immediately vested as to 30,000 shares and will vest as to the remaining 120,000 shares in five equal increments on January 1 of 2007, 2008, 2009, 2010 and 2011. (In the event that the merger does not occur before May 31, 2006, this award will be granted as an option on Telewest common stock.)

     o Mr. Wall will also be granted 50,000 shares of restricted common stock of the new public company. These shares of restricted stock will vest in three equal increments on January 1, 2007, 2008 and 2009, based on the satisfaction of performance goals, which have not yet been determined.

     o Mr. Wall will also be entitled to a long-term incentive award from the new public company. This award will consist of options equal to 50% of Mr. Wall's base salary and restricted stock equal to 50% of Mr. Wall's base salary. The options will vest in five equal annual increments on January 1 of 2007, 2008, 2009, 2010 and 2011. The shares of restricted stock will vest on January 1, 2009, based on the satisfaction of performance goals, which have not yet been determined.

There is no set term to Mr. Wall's employment pursuant to the Employment Agreement. However, Mr. Wall's employment may be terminated either by TCG or by Mr. Wall upon twelve months' notice to the other party. In the event of the termination of Mr. Wall's employment by TCG other than for gross misconduct and without the requisite notice, Mr. Wall will be entitled to the continuation of his base salary and contractual benefits for twelve months and to a pro rated bonus for the year of termination (based on actual performance, and paid when bonuses are paid to continuing employees). In addition, in the event that Mr. Wall's employment is terminated by TCG other than for gross misconduct and without the requisite notice, TCG will recommend to the compensation committee of the new public company that Mr. Wall be vested in that portion of his options and restricted stock that would have become vested during the notice period.

Mr. Wall is subject to customary non-competition and non-solicitation covenants during his employment and for twelve months following termination of his employment, as well as to customary confidentiality covenants.

Prior to the appointment of Mr. Wall as the Chief Executive Officer of Telewest's Content Division, Mr. Wall served as the Chief Operating Officer of United Business Media plc. Prior to this, he was Chief Executive Officer of United Broadcasting and Entertainment Ltd. There are no familial relationships between Mr. Wall and any other director or executive officer of Telewest or any of its affiliates. Other than the Employment Agreement, since the beginning of Telewest's last fiscal year, there have been no transactions between Mr. Wall or any member of his immediate family and Telewest or any of its affiliates in which the amount involved exceeded $60,000. None of Mr. Wall's former employers is an affiliate of Telewest. Mr. Wall is 49 years old.

ITEM 9.01.  EXHIBITS

EXHIBIT        DESCRIPTION
-------------  -----------------------------------------------------
10.1           Employment Agreement, dated January 31, 2006,
               between Telewest Communications Group Limited and Malcolm Wall

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Date:  February 7, 2006

                                       TELEWEST GLOBAL, INC.


                                       By: /s/ Clive Burns
                                          --------------------
                                          Name:  Clive Burns
                                          Title: Company Secretary

                                EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------------- ----------------------------------------------
10.1           Employment Agreement, dated January 31, 2006,
               between Telewest Communications Group Limited and Malcolm Wall